Exhibit 99.1

SPACEHAB, Inc. 12130 Highway 3, Bldg. 1 Webster, Texas 77598-1504 1.713.558.5000 fax: 1.713.558.5960 www.spacehab.com

FOR IMMEDIATE RELEASE

ROYSTON NAMED SENIOR VICE PRESIDENT OF SPACEHAB SUBSIDIARY

Titusville, Florida, May 16, 2006 – SPACEHAB, Incorporated (NASDAQ: SPAB), a leading provider of commercial space services, announced today the appointment of James D. Royston to Senior Vice President and General Manager of the Company’s Astrotech Space Operations subsidiary.

“Under Jim’s keen leadership as Vice President over the last several years, we have seen Astrotech expand its service offerings, enhance its facility capabilities, and enlarge its business base,” said Michael E. Kearney, SPACEHAB President and Chief Executive Officer, in announcing the promotion. “His experience in civil, military, and commercial space initiatives as well as his business acumen have been, and will continue to be, valuable to our organization.”

In this expanded role Royston will coordinate and oversee planning, operation, and growth of the Company’s spacecraft processing and facility services activities. Starting at the beginning of the fiscal year, he began implementation of a new growth strategy to increase overall satellite services capabilities to both commercial and government customers. Royston, 42, joined SPACEHAB in 2002 and has led ground operations at Astrotech’s Florida and California locations.

Astrotech is the leading commercial provider of satellite launch processing services in the United States. With operating locations at all major U.S. launch locations, Astrotech accommodates a wide range of customer payloads as well as the payload fairings and payload adapter assemblies of the launch service providers. This approach allows for maximum flexibility in the processing of parallel missions and accommodating schedule changes. This SPACEHAB business unit’s goal is to make its facilities a seamless extension of the customer’s factory environment. In its twenty two-year history, Astrotech has supported the processing of more than 230 spacecraft without a single impact to a customer’s mission launch schedule.

About SPACEHAB, Incorporated

SPACEHAB, Incorporated (www.spacehab.com) is a leading provider of commercial and government space services with three primary business units. The Flight Services business unit develops, owns, and operates habitat and laboratory modules and cargo carriers aboard NASA’s Space Shuttles for Space Station resupply and research purposes. SPACEHAB’s Astrotech subsidiary provides payload processing support services for both commercial and government customers at company-owned facilities in Florida and California. The Company’s Government Services business unit supports NASA’s Johnson Space Center providing configuration management, product engineering, and support services for both the Space Station and Space Shuttle programs. Additionally, through The Space Store, Space Media provides space merchandise to the public and space enthusiasts worldwide (www.thespacestore.com).

The statements in this document may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Kimberly Campbell

Vice President

Corporate Marketing and Communications

SPACEHAB, Inc.

713.558.5049

campbell@spacehab.com

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